COMMUNITY FINANCIAL GROUP, INC.

                                 and

                   REGISTRAR AND TRANSFER COMPANY

                           as Rights Agent

                    SHAREHOLDERS RIGHTS AGREEMENT

                    Dated as of January 21, 1998

                          TABLE OF CONTENTS

                                                                 PAGE

Section 1.Certain Definitions.....................................1

Section 2.Appointment of Rights Agent.............................6

Section 3.Issue of Right Certificates.............................6

Section 4.Form of Right Certificates..............................9

Section 5.Countersignature and Registration.......................9

Section 6.Transfer, Split Up, Combination and Exchange of Right
          Certificates; Mutilated, Destroyed, Lost or Stolen Right
          Certificates...........................................10

Section 7.Exercise of Rights; Purchase Price; Expiration Date
          of Rights..............................................11

Section 8.Cancellation and Destruction of Right Certificates.....13

Section 9.Reservation, Authorization and Registration.........   14

Section 10.Common Shares Record Date.............................15

Section 11.Adjustment of Purchase Price, Number of Shares or
           Number of Rights......................................16

Section 12.Certificate of Adjusted Purchase Price or Number
           of Shares.............................................27

Section 13.Consolidation, Merger or Sale or Transfer of Assets
           or Earning Power......................................28

Section 14.Fractional Rights and Fractional Shares...............29

Section 15.Rights of Action......................................31

Section 16.Agreement of Right Holders............................32

Section 17.Right Certificate Holder Not Deemed a Stockholder.....33

Section 18.Concerning the Rights Agent...........................33

Section 19.Merger or Consolidation or Change of Name of
           Rights Agent..........................................34

Section 20.Duties of Rights Agent................................35

Section 21.Change of Rights Agent................................37

Section 22.Issuance of New Right Certificates....................39

Section 23.Redemption and Termination............................39

Section 24.Exchange..............................................41

Section 25.Notice of Certain Events..............................43

Section 26.Notices...............................................44

Section 27.Supplements and Amendments............................45

Section 28.Successors............................................46

Section 29.Benefits of this Agreement........................... 46

Section 30.Severability..........................................46

Section 31.Governing Law.........................................46

Section 32.Counterparts..........................................46

Section 33.Descriptive Headings..................................47

Signatures.......................................................47



Exhibit A -Form of Right Certificate

Exhibit B -Summary of Rights to Purchase Common Shares

                   SHAREHOLDERS RIGHTS AGREEMENT



          This  Shareholders  Rights Agreement (the "Agreement"), is entered into as of January 21, 1998, between  COMMUNITY  FINANCIAL  GROUP,  INC.,  a

Tennessee  corporation  (the  "Company"), and REGISTRAR AND TRANSFER COMPANY

(the "Rights Agent").

          The Board of Directors  of the Company has authorized and declared a dividend of one common share purchase  right  (a  "Right") for each Common

Share  (as hereinafter defined) of the Company outstanding  on  February  5,

1998 (the  "Record   Date"), each Right representing the right to purchase a

Common Share (as hereinafter  defined),  upon  the  terms and subject to the conditions  herein set forth, and has further authorized  and  directed  the issuance of one  Right  with  respect  to  each  Common  Share  that becomes outstanding  between  the  Record  Date and the earliest of the Distribution

Date, the Redemption Date and the Final  Expiration  Date (as such terms are hereinafter defined).

          Accordingly,  in  consideration  of the premises  and  the  mutual agreements herein set forth, the parties hereby agree as follows:

          Section 1.CERTAIN DEFINITIONS.  For  purposes  of  this Agreement,

the following terms have the meanings indicated:

          (a)  "Acquiring Person" means any Person (as hereinafter  defined)

who  or  which,  together with all Affiliates and Associates (as hereinafter defined) of such Person, is the Beneficial Owner (as hereinafter defined) of

15% or more of the  Common  Shares of the Company then outstanding, but does not include the Company, any  Subsidiary  (as  hereinafter  defined)  of the

Company, any employee benefit plan of the Company or of any Subsidiary of the Company, any entity holding Common Shares for or pursuant to the terms of any such plan or any Person  who  or  which, together with all Affiliates and Associates of such Person, has delivered  to  the Company a notification that he or it is the Beneficial Owner of 15% or more  of the Common Stock of the Company as of the date of this Agreement until and  unless  such  Person acquires additional Common Shares of the Company; provided, however, that if a Person becomes the beneficial owner of 15% or more of the Common Shares of the  Company then outstanding in  a transaction which is approved in advance of its occurrence by a majority of the Company's Board of Directors and by a majority  of  Continuing  Directors, as hereinafter defined, as being in the best interests of the Company,  such  Person  shall  not  be deemed to be an

"Acquiring Person."  Notwithstanding the foregoing, no Person  shall  become an  "Acquiring  Person" as the result of an acquisition of Common Shares  by the Company which,  by  reducing the number of shares outstanding, increases the proportionate number  of shares beneficially owned by such Person to 15%

or more of the Common Shares  of  the  Company  then outstanding;  provided,

however, that if a Person becomes the Beneficial Owner of 15% or more of the

Common Shares of the Company then outstanding by  reason  of share purchases by the Company and, after such share purchases by the Company,  becomes  the

Beneficial  Owner  of any additional Common Shares of the Company, then such

Person shall be deemed  to  be  an  "Acquiring Person."  Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that  a Person who would otherwise be  an  "Acquiring  Person",  as  defined pursuant  to the foregoing provisions of this paragraph (a), has become such inadvertently,  and  such  Person  divests  as  promptly  as  practicable  a sufficient number of Common Shares so that such Person would no longer be an

Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring

Person" for purposes of this Agreement.

          (b)  "Affiliate"  and  "Associate"  have the  respective  meanings ascribed to such terms in Rule 12b-2 of the General  Rules  and  Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange  Act"),

as in effect on the date of this Agreement.

          (c)   A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                (i) which such Person or any of such Person's Affiliates  or

          Associates   beneficially   owns,   directly   or  indirectly  (as

          determined  pursuant  to  Rule  13d-3  of  the General  Rules  and

          Regulations  under  the Exchange Act) including  pursuant  to  any

          agreement,  arrangement   or  understanding,  whether  or  not  in

          writing;

               (ii)  which such Person or any of such Person's Affiliates or

          Associates has (A) the right  to  acquire  (whether  such right is exercisable  immediately  or  only  after  the  passage  of  time)

          pursuant  to  any  agreement,  arrangement or understanding (other than  customary  agreements  with  and  between  underwriters  and selling group members with respect to  a bona fide public offering of  securities),  or  upon  the  exercise  of  conversion  rights,

          exchange  rights,  rights (other than these Rights),  warrants  or options, or otherwise;  provided, however, that a Person shall not be  deemed  the Beneficial  Owner  of,  or  to  beneficially  own,

          securities tendered pursuant to a tender or exchange offer made by or on behalf  of such Person or any of such Person's Affiliates or

          Associates  until   such  tendered  securities  are  accepted  for

          purchase or exchange;  or  (B)  the  right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a

          Person  shall  not  be  deemed  the Beneficial  Owner  of,  or  to beneficially own, any security if  the  agreement,  arrangement or understanding  to  vote  such  security (1) arises solely  from  a revocable proxy or consent given  to  such Person in response to a public  proxy or consent solicitation made  pursuant  to,  and  in accordance  with, the applicable rules and regulations promulgated under the Exchange  Act  and  (2)  is  not also then reportable on

          Schedule  13D  under  the  Exchange  Act  (or  any  comparable  or successor report or schedule); or

               (iii) which are beneficially owned, directly  or  indirectly,

          by any other Person with which such Person or any of such Person's

          Affiliates  or  Associates  has  any  agreement,  arrangement   or

          understanding  (other  than  customary agreements with and between underwriters and selling group members with respect to a bona fide public  offering of securities)  for  the  purpose  of  acquiring,

          holding,  voting (except to the extent contemplated by the proviso to Section  l(c)(ii)(B))  or  disposing  of  any securities of the

          Company.



          Notwithstanding   anything   in  this  definition  of   Beneficial

Ownership to the contrary, the phrase "then  outstanding,"  when  used  with reference  to  a Person's Beneficial Ownership of securities of the Company,

means the number  of  such  securities  then issued and outstanding plus the number of such securities not then actually  issued  and  outstanding  which such Person would be deemed to own beneficially hereunder.

          (d)    "Business  Day"  means  any  day  other  than a Saturday, a

Sunday, or a day on which banking institutions in Nashville,  Tennessee  are authorized or obligated by law or executive order to close.

          (e)    "Close  of  Business"  on  any  given date means 5:00 P.M.,

Nashville, Tennessee time, on such date; provided,  however,  that  if  such date  is not a Business Day, "Close of Business" means 5:00 P.M., Nashville,

Tennessee time, on the next succeeding Business Day.

          (f)    "Common  Shares"  when  used with reference to the Company,

means the shares of common stock, par value $6.00 per share, of the Company.

"Common Shares," when used with reference  to  any  Person  other  than  the

Company,  means  the  capital  stock  (or equity interest) with the greatest voting power of such other Person or, if  such  other Person is a Subsidiary of another Person, of the Person or Persons which  has  the power ultimately to control or direct the management of the first-mentioned Person.

          (g)  "Continuing Director" means (i) any member  of  the  Board of

Directors of the Company, while such Person is a member of the Board, who is not  an  Acquiring  Person,  or  an  Affiliate  or Associate of an Acquiring

Person, or a representative of an Acquiring Person  or of any such Affiliate or  Associate,  and  was a member of the Board prior to  the  date  of  this

Agreement, or (ii) any Person who subsequently becomes a member of the Board if such Person's nomination  for  election  or  election  to  the  Board  is recommended or approved by a majority of the Continuing Directors.

          (h)  "Distribution  Date"  has  the meaning set forth in Section 3 hereof.

          (i)  "Final Expiration Date" has  the meaning set forth in Section

7 hereof.

          (j)   "Person" means any individual,  firm,  corporation  or other entity, and includes any successor (by merger or otherwise) of such entity.

          (k)    "Redemption  Date"  has the meaning set forth in Section  7 hereof.

          (l)   "Shares Acquisition Date" means the date of the first public announcement (which, for purposes of this definition, shall include, without limitation, a report or schedule filed  pursuant  to Section 13(d) under the

Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

          (m)  "Subsidiary"  of any Person means any  corporation  or  other entity  of  which a majority of  the  voting  power  of  the  voting  equity securities or  other  equity  interest  is owned, directly or indirectly, by such Person.

          Section  2.   APPOINTMENT OF RIGHTS  AGENT.   The  Company  hereby

appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance  with  Section  3  hereof,  shall  before the

Distribution  Date  also  be the holders of the Common Shares) in accordance with the terms and conditions  hereof,  and  the Rights Agent hereby accepts such appointment.  The Company may from time to  time appoint such co-Rights

Agents as it may deem desirable.

          Section 3.  ISSUE OF RIGHT CERTIFICATES.

          (a)  Until the earlier of (i) the Close  of  Business on the tenth day after the Shares Acquisition Date (or, if the tenth day after the Shares

Acquisition Date occurs before the Record Date, the Record Date) or (ii) the

Close of Business on the tenth Business Day (or such later  date  as  may be determined by action of the Board of Directors before any Person becomes  an

Acquiring  Person)  after  the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding

Common Shares for or pursuant to the terms of any such plan  or  any  Person who,  or  which, together with all Affiliates and Associates of such Person,

has notified  the  Company  that  he or it is the Beneficial Owner of 15% or more of the Common Stock of the Company  as  of  the  date of this Agreement until and unless such Person acquires additional Common  Shares)  of,  or of the first public announcement of the intention of any Person (other than the

Company,  any  Subsidiary  of  the Company, any employee benefit plan of the

Company or of any Subsidiary of  the  Company  or  any entity holding Common

Shares for or pursuant to the terms of any such plan  or  any Person who, or which,  together  with  all  Affiliates and Associates of such  Person,  has notified the Company that he or it is the Beneficial Owner of 15% or more of the Common Stock of the Company  as  of the date of this Agreement until and unless such Person acquires additional  Common Shares) to commence, a tender or exchange offer the consummation of which  would  result  in  any Person's becoming  the Beneficial Owner of Common Shares aggregating 15% or  more  of the then outstanding  Common  Shares, including any such date which is after the date of this Agreement and  before  the  issuance  of  the  Rights  (the earlier  of such dates being herein referred to as the "Distribution Date"),

the Rights  will  be  evidenced  (subject  to the provisions of Section 3(b)

hereof) by the certificates for Common Shares registered in the names of the holders  thereof  (which  certificates shall also  be  deemed  to  be  Right

Certificates) and not by separate  Right  Certificates,  and  the  right  to receive  Right Certificates will be transferable only in connection with the

transfer of  Common  Shares.   As soon as practicable after the Distribution

Date,  the  Company  will  prepare  and   execute,  the  Rights  Agent  will

countersign, and the Company will send or cause  to  be sent (and the Rights

Agent  will,  if  requested, send) by first-class, insured,  postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate,  in  substantially  the  form of Exhibit A hereto (a "Right Certificate"), evidencing one Right for each  Common  Share

so  held.   As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

          (b)    On  the  Record Date, or as soon as practicable thereafter,

the Company will send a copy  of  a  Summary  of  Rights  to Purchase Common

Shares,  in  substantially  the  form of Exhibit B hereto (the  "Summary  of

Rights"), by first-class, postage-prepaid  mail,  to  each  record holder of

Common Shares as of the Close of Business on the Record Date, at the address of  such  holder  shown  on  the  records  of the Company.  With respect  to certificates for Common Shares outstanding as  of the Record Date, until the

Distribution  Date  (or  the earlier of the Redemption  Date  or  the  Final

Expiration  Date),  the  Rights  will  be  evidenced  by  such  certificates registered in the names of  the  holders thereof together with a copy of the

Summary of Rights attached thereto.   Until  the  Distribution  Date (or the

earlier of the Redemption Date or the Final Expiration Date), the  surrender for transfer of any certificate for Common Shares outstanding on the  Record

Date,  with  or  without  a  copy of the Summary of Rights attached thereto,

shall also constitute the transfer  of the Rights associated with the Common

Shares represented thereby.

          (c)    Certificates for Common  Shares  which  become  outstanding

(including, without  limitation, reacquired Common Shares referred to in the last sentence of this  paragraph  (c))  after the Record Date but before the earliest  of  the  Distribution  Date,  the Redemption  Date  or  the  Final

Expiration Date shall have impressed, printed  or  written  on  or otherwise affixed to them the following legend:

          This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Shareholders

          Rights Agreement between Community Financial Group, Inc. and Registrar and Transfer Company, dated as of January 21, 1998 (the "Shareholders Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of Community Financial Group, Inc. Under certain circumstances, as set forth in the Shareholders Rights Agreement, such rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Community Financial Group, Inc. will mail to the holder of this certificate a copy of the Shareholders Rights Agreement without charge after its receipt of a written request therefor. Under certain circumstances, as set forth in the
          Shareholders Rights Agreement, rights issued to any Person who becomes an Acquiring Person (as defined in the Shareholders Rights Agreement) may become null and void.

With  respect  to certificates containing the foregoing  legend,  until  the

Distribution Date,  the Rights associated with the Common Shares represented by such certificates  shall be evidenced by such certificates alone, and the surrender for transfer  of  any  such  certificate shall also constitute the transfer  of  the  Rights  associated  with the  Common  Shares  represented thereby.  If the Company acquires any Common  Shares  after  the Record Date but  before  the  Distribution Date, any Rights associated with such  Common

Shares shall be deemed  canceled  and  retired  so  that  the Company is not entitled to exercise any Rights associated with the Common  Shares which are no longer outstanding.

          Section  4.   FORM OF RIGHT CERTIFICATES.  The Right  Certificates

(and the forms of election to purchase Common Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit A hereto and may have such  marks  of  identification  or designation and such legends,  summaries  or endorsements printed thereon as  the  Company  deems appropriate  and  as are  not  inconsistent  with  the  provisions  of  this

Agreement, or as may  be required to comply with any applicable law, rule or regulation or with any rule or regulation of any stock exchange on which the

Rights may from time to time be listed or to conform to usage. Subject to the provisions of Section 24 hereof, the Right Certificates shall entitle the  holders  thereof  to  purchase the number of Common  Shares  set  forth therein at the price per Common  Share  set  forth  therein  (the  "Purchase

Price"),  but the number of such Common Shares and the Purchase Price  shall be subject to adjustment as provided herein.

          Section  5.   COUNTERSIGNATURE  AND  REGISTRATION.   The Company's

President and Chief Executive Officer or any of its Executive or Senior Vice

Presidents  shall  execute  the  Right Certificates, either manually  or  by facsimile signature, on behalf of  the  Company  and  the  Secretary  or  an

Assistant  Secretary  of  the  Company  shall  attest such execution, either

manually  or  by  facsimile  signature.   The Rights  Agent  shall  manually

countersign the Right Certificates.  No Right Certificate shall be valid for any purpose unless countersigned.  In case  any  officer  of the Company who executed  any of the Right Certificates ceases to hold the office  in  which capacity he  executed  before  countersignature  by  the  Rights  Agent  and

issuance   and   delivery  by  the  Company,  such  Right  Certificates  may nevertheless be countersigned  by  the Rights Agent and issued and delivered by the Company with the same force and  effect  as  though  the  person  who executed  such  Right Certificates continued to hold such office.  Any Right

Certificate may be  executed  on behalf of the Company by any person who, at the date of such execution, is  authorized  hereunder  to execute such Right

Certificate, although as of the date of the execution hereof such person was not so authorized.

          Following  the Distribution Date, the Rights Agent  will  keep  or cause to be kept at its principal office books for registration and transfer of the Right Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of Right Certificates, the number of

Rights evidenced by each  Right  Certificate  and  the  date  of  each Right

Certificate.

          Section 6.  TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE  OF RIGHT

CERTIFICATES;  MUTILATED,  DESTROYED,  LOST  OR  STOLEN  RIGHT CERTIFICATES.

Subject to the provisions of Section 14 hereof, at any time  after the Close of Business on the Distribution Date, and at or before the Close of Business on  the  earlier  of the Redemption Date or the Final Expiration  Date,  any

Right Certificate (other  than  a Right Certificate representing Rights that have become void pursuant to Section  11(a)(ii)  hereof  or  that  have been exchanged  pursuant  to  Section  24  hereof)  may be transferred, split up,

combined or exchanged for another Right Certificate  or  Right Certificates,

entitling the registered holder to purchase a like number  of  Common Shares

as the Right Certificate surrendered entitled such holder to purchase.   Any

registered  holder  desiring  to transfer, split up, combine or exchange any

Right Certificate or Right Certificates  shall  deliver a written request to the  Rights  Agent  and  shall  surrender  the  Right Certificate  or  Right

Certificates  to  be transferred, split up, combined  or  exchanged  at  the

principal office of  the  Rights  Agent.   Thereupon  the Rights Agent shall

countersign and deliver to the person entitled thereto  a  Right Certificate or Right Certificates as so requested.  The Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

          Upon  receipt  by  the  Company  and the Rights Agent of  evidence

reasonably  satisfactory  to  them  of  the  loss,   theft,  destruction  or

mutilation  of  a  Right  Certificate  and,  in  case  of  loss,   theft  or

destruction,  of indemnity or security reasonably satisfactory to them  and,

at the Company's  request,  of  reimbursement  to the Company and the Rights

Agent of all reasonable expenses incidental thereto,  and  upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the

Company will make and deliver a new Right Certificate of like  tenor  to the

Rights  Agent  for  delivery  to  the registered holder in lieu of the lost,

stolen, destroyed or mutilated Right Certificate.

          Section 7.  EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF

RIGHTS.

          (a)  The registered holder  of  any Right Certificate may exercise the Rights evidenced thereby (except as otherwise  provided herein) in whole or  in part at any time after the Distribution Date upon  surrender  of  the

Right Certificate, with the form of election to purchase on the reverse side thereof  duly  executed,  to the Rights Agent at the principal office of the

Rights Agent, together with  payment  of  the Purchase Price for each Common

Share as to which the Rights are exercised,  at  or prior to the earliest of

(i) the Close of Business on February 4, 2008 (the "Final Expiration Date"),

(ii) the time at which the Rights are redeemed as  provided  in  Section  23 hereof  (the  "Redemption Date"), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

          (b)  The purchase price for each Common Share purchasable pursuant to the exercise  of a Right shall initially be Fifty Five and NO/100 Dollars

($55.00), subject  to adjustment from time to time as provided in Section 11 or 13 hereof (the "Purchase Price"), and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

          (c)   Upon receipt of a Right Certificate representing exercisable

Rights, with the form  of election to purchase duly executed, accompanied by payment of the Purchase  Price  for the shares to be purchased and an amount equal to any applicable transfer  tax  required  to be paid by the holder of such  Right Certificate in accordance with Section  9  hereof  by  certified check,  cashier's  check or money order payable to the order of the Company,

the Rights Agent shall  thereupon  promptly  (i)  (A)  requisition  from any transfer  agent  of  the Common Shares certificates for the number of Common

Shares  to  be purchased  or  (B)  requisition  from  the  depositary  agent depositary receipts  representing  such number of Common Shares as are to be purchased (in which case certificates  for  the Common Shares represented by such receipts shall be deposited by the transfer  agent  with the depositary agent), (ii) when appropriate, requisition from the Company  the  amount  of cash  to be paid in lieu of issuance of fractional shares in accordance with

Section  14  hereof,  (iii) after receipt of such certificates or depositary receipts, cause the same  to  be  delivered  to  or  upon  the  order of the registered  holder  of  such  Right Certificate, registered in such name  or names as may be designated by such  holder  and (iv) when appropriate, after receipt, deliver such cash to or upon the order  of the registered holder of

such  Right  Certificate.   The  Company hereby irrevocably  authorizes  and

directs its transfer agents and depository  agents  to  comply with requests made hereunder.

          (d)    In  case  the  registered  holder of any Right  Certificate

exercises  less  than  all  the  Rights  evidenced   thereby,  a  new  Right

Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered  holder  of such Right

Certificate or to his duly authorized assigns, subject to the provisions  of

Section 14 hereof.

          (e)  The  Company  covenants  and  agrees that it will cause to be reserved and kept available out of its authorized and unissued Common Shares a number of Common Shares that will be sufficient  to permit the exercise in full of all outstanding Rights in accordance with this Section 7.

          (f)  Notwithstanding anything in this Agreement  to  the contrary,

neither  the  Rights  Agent  nor the Company shall be obligated to take  any action with respect to a registered  holder  upon  any purported exercise as set forth in this Section 7 unless such registered holder shall have provided such evidence of the identity of the Beneficial Owner (or former

Beneficial Owner) or Affiliates or Associates thereof  as  the  Company  may reasonably require.

          Section  8.   CANCELLATION  AND DESTRUCTION OF RIGHT CERTIFICATES.

All Right Certificates surrendered for  the  purpose  of exercise, transfer,

split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for  cancellation  or in canceled form, or, if surrendered to the Rights Agent, shall be cancelled by it,  and  no  Right  Certificates shall be issued in lieu thereof, except as expressly permitted by  any  of  the  provisions of this Shareholders Rights

Agreement.  The Company shall deliver to  the  Rights Agent for cancellation and  retirement, and the Rights Agent shall cancel  and  retire,  any  other

Right  Certificate  purchased or acquired by the Company otherwise than upon

the exercise thereof.   The  Rights  Agent shall deliver all cancelled Right

Certificates to the Company or shall, at the written request of the Company,

destroy cancelled Right Certificates,  and  in  such  case  shall  deliver a certificate of destruction thereof to the Company.

          Section 9.  RESERVATION, AUTHORIZATION AND REGISTRATION.

          (a)  Following  the Shares Acquisition Date, the Company covenants and agrees that it will cause  to  be reserved and kept available out of its then authorized and unissued Common  Shares the number of Common Shares that will be sufficient to permit the exercise in full of all outstanding Rights,

subject to the rights of the Company under Section 11(a)(iii) hereof.

          (b)   Following the Shares Acquisition  Date the Company covenants and agrees that it will take all such action as may  be  necessary to ensure that all Common Shares delivered upon exercise of Rights shall,  at the time of delivery of the certificates for such Common Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and non-assessable shares.

          (c)    The Company shall use its best efforts to (i) file, as soon as practicable following  the  earliest  date after the Distribution Date on which the consideration to be delivered by  the Company upon exercise of the

Rights has been determined or as soon as is required  by  law  following the

Distribution  Date, as the case may be, a registration statement  under  the

Securities Act  of  1933,  as  amended  (the  "Act"),  with  respect  to the securities  purchasable  upon exercise of the Rights on an appropriate form,

(ii) cause such registration  statement  to  become  effective  as  soon  as practicable after the filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the  Act)  until  the  earlier of (A) the date as of which the Rights are no longer exercisable for such  securities  and  (B) the Final Expiration Date.

The  Company will also use its best efforts to comply  with  the  securities laws of  the  various  states  in  connection with the exercisability of the

Rights.  The Company may temporarily  suspend,  for  a period of time not to exceed ninety (90) days after the date set forth in clause  (i) of the first sentence of this Section 9(c), the exercisability of the Rights  in order to prepare  and  file  such  registration  statements and permit them to become

effective.   Upon  any  suspension,  the  Company   shall   issue  a  public

announcement  stating  that  the  exercisability  of  the  Rights  has  been temporarily suspended, as well as a public announcement at such time  as the suspension  is  no  longer in effect.  Notwithstanding any provision of this

Agreement to the contrary,  the  Rights  shall  not  be  exercisable  in any jurisdiction  unless  the  requisite  registration  or qualification in that jurisdiction shall have been obtained.

          (d)  The Company further covenants and agrees  that  it  will  pay when  due  and  payable  any  and  all  federal and state transfer taxes and charges which may be payable in respect of  the  issuance or delivery of the

Right Certificates or of any Common Shares upon the exercise of Rights.  The

Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of  Right  Certificates  to a

Person other than, or the issuance or delivery of certificates or depositary receipts  for the Common Shares in a name other than that of, the registered holder of the  Right  Certificate evidencing Rights surrendered for exercise or to issue or to deliver  any  certificates  or depositary receipts for the

Common Shares upon the exercise of any Rights until  any such tax shall have been  paid  (any  such  tax  being  payable  by  the  holder of  such  Right

Certificate  at the time of surrender) or until it has been  established  to the Company's satisfaction that no such tax is due.

          Section 10.  COMMON SHARES RECORD DATE.  Each person in whose name any certificate  for  Common  Shares  is  issued upon the exercise of Rights shall for all purposes be deemed to have become  the holder of record of the

Common Shares represented thereby on, and such certificate shall be dated as of,  the date upon which the Right Certificate evidencing  such  Rights  was duly surrendered  and  payment  of  the  Purchase  Price (and any applicable transfer  taxes)  was  made; provided, however, that if  the  date  of  such surrender and payment is  a date upon which the Common Shares transfer books of the Company are closed,  such  person  shall be deemed to have become the record holder of such shares on, and such certificate  shall be dated as of,

the next succeeding Business Day on which the Common Shares  transfer  books

of  the  Company  are  open.   Before  the  exercise of the Rights evidenced

thereby, the holder of a Right Certificate shall  not  be  entitled  to  any rights  of  a  holder  of  Common  Shares  for  which  the  Rights  shall be exercisable, including, without limitation, the right to vote or to receive dividends or other distributions and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

          Section 11.  ADJUSTMENT OF PURCHASE  PRICE,  NUMBER  OF  SHARES OR

NUMBER  OF  RIGHTS.  The Purchase Price, the number of Common Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a)    (i)  If  at  any  time after the date of this Agreement the

Company  (A) declares a dividend on the  Common  Shares  payable  in  Common

Shares, (B)  subdivides  the  outstanding  Common  Shares,  (C) combines the outstanding  Common  Shares  into a smaller number of Common Shares  or  (D)

issues any shares of its capital  stock  in a reclassification of the Common

Shares (including any reclassification in connection with a consolidation or merger  in which the Company is the continuing  or  surviving  corporation),

except as  otherwise  provided  in this Section 11(a), the Purchase Price in effect at the time of the record  date for such dividend or of the effective date of such subdivision, combination  or  reclassification,  and the number and  kind  of  shares  of  capital  stock  issuable  on such date, shall  be proportionately  adjusted  so that the holder of any Right  exercised  after such time shall be entitled  to  receive  the  aggregate  number and kind of shares of capital stock which, if such Right had been exercised  immediately prior  to  such date and at a time when the Common Shares transfer books  of the Company  were open, he would have owned upon such exercise and have been entitled to receive  by virtue of such dividend, subdivision, combination or reclassification.

          (ii)  Subject  to  Sections  23  and  24 of this Agreement, in the event any Person becomes an Acquiring Person, each holder of a Right shall from the Shares Acquisition Date have a right to receive, upon exercise thereof at a price equal to the then-current  Purchase  Price  multiplied by the  number  of  Common  Shares  for  which a Right is then exercisable,  in accordance with the terms of this Agreement, such number of Common Shares of the Company as shall equal the result obtained  by  (x) multiplying the then current Purchase Price by the number of Common Shares  for  which a Right is then  exercisable and dividing that product by (y) 50% of the  then  current per share  market  price of the Company's Common Shares (determined pursuant to Section 11(d) hereof)  on  the  date of the occurrence of such event.  In the event that any Person becomes an  Acquiring  Person while the Rights are outstanding,  the  Company  shall take no action which  would  eliminate  or diminish the benefits intended  to be afforded by the Rights, provided that,

the Company's exercise of its power to redeem the Rights pursuant to Section

23  hereof  or  of any other right or  power  specifically  reserved  to  it hereunder shall not be deemed an elimination or diminution of such benefits.

          On and  after  the Shares Acquisition Date, any Rights that are or were  acquired  or beneficially  owned  by  any  Acquiring  Person  (or  any

Associate or Affiliate  of  such  Acquiring  Person)  shall be void, and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement.  No Right Certificate shall be issued pursuant  to  Section  3  that represents Rights beneficially  owned  by  an

Acquiring Person whose Rights  would  be  void  pursuant  to  the  preceding sentence  or  by  any  Associate  or Affiliate thereof; no Right Certificate shall be issued at any time upon the  transfer of any Rights to an Acquiring

Person whose Rights would be void pursuant  to  the preceding sentence or to any  Associate  or  Affiliate thereof or to any nominee  of  such  Acquiring

Person, Associate or  Affiliate;  and any Right Certificate delivered to the

Rights Agent for transfer to an Acquiring  Person whose Rights would be void pursuant to the preceding sentence shall be canceled.

          (iii)Notwithstanding anything in this  Agreement  to the contrary,

the  number  of  Common  Shares required to be issued upon exercise  of  the

Rights pursuant to subparagraph  (ii) of this Section 11(a) shall not exceed the total number of authorized but  unissued  Common Shares as of the Record

Date;  provided  that, if at any time before the  end  of  the  Substitution

Period, as hereinafter  defined, the total number of authorized but unissued

Common Shares becomes greater  than  the  number of such Common Shares as of the Record Date, this Agreement may be amended  pursuant  to  Section  27 to increase  the  number  of Common Shares issuable upon exercise of the Rights under subparagraph (ii) of this Section 11(a).  In the event that the number of Common Shares which are  authorized  by  the  Company's  charter  but not outstanding  or  reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with  the  foregoing  subparagraph  (ii) of this Section 11(a)

(without regard to any adjustment in the number of  Common  Shares  issuable upon  such  exercise  which  is  required  by  the  first  sentence  of this subparagraph (iii)), the Company shall: (A) determine the excess of (x)  the value of the unavailable Common Shares issuable upon the exercise of a Right over  (y)  the  Purchase  Price applicable to such unavailable Common Shares

(such excess, the "Spread"),  and  (B) make adequate provision to substitute for such unavailable Common Shares,  upon payment of the applicable Purchase

Price,  (1) cash, (2) other equity securities  of  the  Company  (including,

without limitation, shares, or units of shares, of preferred stock which the

Board of  Directors  of  the  Company  has  deemed to have the same value as

Common Shares (such shares of preferred stock,  "common share equivalents"),

(3) debt securities of the Company, (4) other assets, or (5) any combination of the foregoing, having an aggregate value equal to the Spread, where such aggregate value has been determined by the Board of Directors of the Company based  upon  the advice of a nationally recognized investment  banking  firm selected by the  Board  of  Directors  of  the  Company (any of (1)-(5), the

"Substitute Consideration"); provided, however, if  the  Company  shall  not have  made  adequate provision to deliver value pursuant to clause (B) above within thirty  days  following the Shares Acquisition Date, then the Company shall be obligated to  deliver,  upon  the surrender for exercise of a Right and payment of the Purchase Price, Common  Shares  (to the extent available)

and  then, if necessary, cash, in an amount equal to  the  Spread.   If  the

Board  of  Directors  determines  in  good  faith  that  it  is  likely that sufficient  additional  Common Shares could be authorized for issuance  upon full exercise of the Rights,  the  thirty-day  period set forth above may be extended for not more than ninety additional days  during  which the Company may  seek  shareholder  approval  for  the authorization of such  additional

Common  Shares  (such  thirty-day  period,  as   it  may  be  extended,  the

"Substitution Period").  If Substitute Consideration  is paid on exercise of the  Rights,  all  outstanding  Rights  shall  receive  the same  Substitute

Consideration.  The Board of Directors may suspend the exercisability of the

Rights until the expiration of the Substitution Period.  In the event of any such suspension, the Company shall issue a public announcement  stating that the exercisability of the Rights has been temporarily suspended,  as well as a public announcement at such time as the suspension is no longer in effect.

For  purposes  of  this  Section  11(a)(iii), the value of the Common Shares shall  be the current per share market  price  (as  determined  pursuant  to

Section  11(d)  hereof)  of the Common Shares on the Shares Acquisition Date and the value of any "common  share  equivalent" shall be deemed to have the same value as a Common Share on such date.

          (b)   If the Company fixes a  record  date  for  the  issuance  of rights,  options  or warrants to all holders of Common Shares entitling them

(for a period expiring  within  45  calendar days after such record date) to subscribe for or purchase Common Shares  (or  shares having the same rights,

privileges  and preferences as the Common Shares  ("equivalent  shares")  or securities convertible  into  Common  Shares or equivalent shares at a price per  Common Share or equivalent share (or  having  a  conversion  price  per share,  if  a  security convertible into Common Shares or equivalent shares)

less than the then  current  per share market price of the Common Shares (as defined in Section 11(d)) on such  record  date, the Purchase Price to be in effect  after  such  record  date  shall be determined  by  multiplying  the

Purchase Price in effect immediately  before such record date by a fraction,

the numerator of which shall be the number  of  Common Shares outstanding on such  record  date  plus  the number of Common Shares  which  the  aggregate offering price of the total number of Common Shares and/or equivalent shares so to be offered (and/or the  aggregate  initial  conversion  price  of  the convertible  securities  so  to  be  offered) would purchase at such current market price and the denominator of which  shall  be  the  number  of Common

Shares outstanding on such record date plus the number of additional  Common

Shares  and/or  equivalent shares to be offered for subscription or purchase

(or into which the  convertible  securities  so  to be offered are initially convertible).  If such subscription price may be paid in part or in whole in a consideration other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors  of  the  Company,  whose determination shall be described in a statement filed with the Rights Agent.

Such  adjustment  shall  be made successively whenever such a record date is fixed; and in the event that  such  rights,  options  or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (c)   If the Company fixes a record date for a distribution to all holders of the Common Shares (including any distribution  made in connection with  a  consolidation or merger in which the Company is the  continuing  or surviving  corporation) of evidences of indebtedness or assets (other than a regular quarterly  cash  dividend or a dividend payable in Common Shares) or subscription rights or warrants  (excluding  those  referred  to  in Section

11(b)  hereof),  the  Purchase Price to be in effect after such record  date shall be determined by  multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market  price  of  the  Common  Shares on such record date, less the fair market value (as determined in good  faith  by the Board of  Directors  of the Company, whose determination shall be described  in  a statement filed  with  the  Rights  Agent)  of  the portion of the assets or evidences  of  indebtedness  so to be distributed or  of  such  subscription rights or warrants applicable  to  one  Common  Share and the denominator of which shall be such current per share market price  of  the  Common  Shares.

Such  adjustments shall be made successively whenever such a record date  is fixed;  and  if  such  distribution is not so made, the Purchase Price shall again be adjusted to be  the Purchase Price which would be in effect if such record date had not been fixed.

          (d)    (i) For the  purpose  of  any  computation  hereunder,  the

"current per share  market  price"  of  any  security (a "Security") for the purpose of this Section 11(d)(i)) on any date  shall  be  deemed  to  be the average of the daily closing prices per share of the Security for the thirty

(30)  consecutive  Trading  Days (as hereinafter defined) immediately before such date; provided, however,  that if the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or other distribution on such

Security  payable in shares of such Security or securities convertible  into such shares, or (B) any subdivision, combination or reclassification of such

Security and  before  the  expiration  of thirty (30) Trading Days after the ex-dividend date for such dividend or distribution  or  the  record date for such  subdivision, combination or reclassification, then, and in  each  such case, the  current per share market price shall be appropriately adjusted to take into account ex-dividend trading.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the  average  of the closing bid and asked prices, regular way, in either case as reported in  the principal consolidated transaction reporting system with respect to securities  listed  or admitted to trading on the New

York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported  in  the  principal consolidated transaction  reporting  system  with  respect to securities  listed  on  the principal national securities exchange  on  which  the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted  price  or,  if  not so

quoted,   the  average  of  the  high  bid  and  low  asked  prices  in  the

over-the-counter   market,  as  reported  by  the  National  Association  of

Securities Dealers,  Inc.  Automated  Quotations  System  ("NASDAQ") or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished  by  a professional market maker making a market in  the  Security selected by the  Board  of Directors of the Company.  The term "Trading Day"

shall mean a day on which  the  principal  national  securities  exchange on which  the  security  is  listed  or  admitted  to  trading  is open for the transaction  of  business  or, if the Security is not listed or admitted  to trading on any national securities exchange, a Business Day.

          (ii) For the purpose  of  any  computation hereunder, the "current per  share  market  price"  of  the Common Shares  shall  be  determined  in

accordance with the method set forth  in  Section  11(d)(i).   If the Common

Shares  are  not publicly held or so listed or traded,  "current  per  share market price"  shall  mean  the  fair  value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

          (e)  No adjustment in the Purchase  Price shall be required unless such adjustment would require an increase or decrease  of at least 1% in the

Purchase Price; provided, however, that any adjustments  which  by reason of this Section 11(e) are not required to be made shall be carried forward  and taken  into  account  in  any subsequent adjustment.  All calculations under this Section 11 shall be made  to  the  nearest  cent  or to the nearest one one-millionth  of a Common Share or of any other share or  security  as  the case may be.  Notwithstanding  the first sentence of this Section 11(e), any adjustment required by this Section  11  shall  be  made  no  later than the earlier  of (i) three years from the date of the transaction which  requires such adjustment  or (ii) the date of the expiration of the right to exercise any Rights.

          (f)  If  as result of an adjustment made pursuant to Section 11(a)

hereof, the holder of  any  Right  thereafter  exercised becomes entitled to receive any shares of capital stock of the Company other than Common Shares,

thereafter the number of such other shares so receivable  upon  exercise  of any  Right  shall be subject to adjustment from time to time in a manner and on terms as nearly  as practicable equivalent to the provisions with respect to the Common Shares  contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Common Shares shall apply on like terms to any such other shares.

          (g)  All  Rights  originally  issued  by  the  Company  after  any adjustment made to the  Purchase Price hereunder shall evidence the right to purchase, at the adjusted  Purchase  Price,  the  number  of  Common  Shares purchasable  from  time  to  time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h)  Unless the Company  has exercised its election as provided in

Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations  made  in  Sections  11(b)  and  (c),  each  Right  outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Common

Shares (calculated to the nearest one-millionth  of a Common Share) obtained by  (i)  multiplying  (x) the number of Common Shares  covered  by  a  Right immediately before this  adjustment  by  (y)  the  Purchase  Price in effect immediately  before such adjustment of the Purchase Price and (ii)  dividing the product so  obtained  by  the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (i)  The Company may  elect on or after the date of any adjustment of the Purchase Price to adjust the  number  of  Rights, in substitution for any adjustment in the number of Common Shares purchasable  upon the exercise of  a  Right.  Each of the Rights outstanding after such adjustment  of  the number of  Rights  shall  be exercisable for the number of Common Shares for

which a Right was exercisable  immediately  before  such  adjustment.   Each

Right  held  of  record before such adjustment of the number of Rights shall become that number  of Rights (calculated to the nearest one ten thousandth)

obtained  by dividing  the  Purchase  Price  in  effect  immediately  before adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment  of  the  Purchase  Price.  The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date  may  be  the  date  on  which  the

Purchase  Price  is  adjusted  or  any  day  thereafter,  but,  if the Right

Certificates have been issued, it shall be at least ten (10) days later than

the  date  of  the  public  announcement.   If Right Certificates have  been

issued,  upon  each  adjustment of the number of  Rights  pursuant  to  this

Section 11(i), the Company  shall,  as  promptly as practicable, cause to be distributed to holders of record of Right  Certificates  on such record date

Right Certificates evidencing, subject to Section 14 hereof,  the additional

Rights  to  which  such holders are entitled as a result of such adjustment,

or, at the option of  the  Company,  shall  cause  to be distributed to such holders of record in substitution and replacement for the Right Certificates held  by such holders prior to the date of adjustment,  and  upon  surrender thereof,  if  required by the Company, new Right Certificates evidencing all the Rights to which  such holders are entitled after such adjustment.  Right

Certificates  so  to  be   distributed   shall   be   issued,  executed  and

countersigned in the manner provided for herein and shall  be  registered in the names of the holders of record of Right Certificates on the  record date specified in the public announcement.

          (j)  Regardless of any adjustment or change in the Purchase  Price or the number of Common Shares issuable upon the exercise of the Rights, the

Right Certificates theretofore and thereafter issued may continue to express the  Purchase Price and the number of Common Shares which were expressed  in the initial Right Certificates issued hereunder.

          (k)  In  any  case  in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder  of  any  Right exercised after such record date  of the Common Shares and other capital  stock  or  securities  of  the

Company,  if  any,  issuable  upon  such  exercise over and above the Common

Shares  and  other  capital stock or securities  of  the  Company,  if  any,

issuable upon such exercise  on  the  basis  of the Purchase Price in effect prior to such adjustment; provided, however, that  the Company shall deliver to  such holder a due bill or other appropriate instrument  evidencing  such holder's  right to receive such additional shares upon the occurrence of the event requiring such adjustment.

          (l)  Anything  in this Section 11 to the contrary notwithstanding,

the Company shall be entitled to make such reductions in the Purchase Price,

in addition to those adjustments  expressly  required by this Section 11, as and  to  the extent that it in its sole discretion  shall  determine  to  be advisable  in  order  that  any  consolidation  or subdivision of the Common

Shares,  issuance  wholly for cash of any Common Shares  at  less  than  the current  market  price,  issuance  wholly  for  cash  of  Common  Shares  or securities which by  their  terms  are  convertible into or exchangeable for

Common  Shares,  dividends on Common Shares  payable  in  Common  Shares  or issuance of rights,  options  or warrants referred to hereinabove in Section

11(b), hereafter made by the Company  to  holders of its Common Shares shall not be taxable to such stockholders.

          (m)  If at any time between the date  of  this  Agreement  and the

Distribution  Date,  the  Company  (i)  declares or pays any dividend on the

Common  Shares  payable  in Common Shares or  (ii)  effects  a  subdivision,

combination or consolidation  of  the  Common Shares (by reclassification or otherwise than by payment of dividends in  Common  Shares) into a greater or lesser  number  of  Common  Shares,  then (A) the number  of  Common  Shares purchasable after such event upon proper  exercise  of  each  Right shall be determined  by  multiplying  the  number  of  Common  Shares  so purchasable immediately before such event by a fraction, the numerator of which  is  the number  of  Common  Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect  to it that number of Rights which each Common Share outstanding immediately before  such event had issued with respect to it.  The adjustments provided for in this  Section 11(m) shall be made successively whenever such a dividend is declared  or, if not declared,

paid, or such a subdivision, combination or consolidation is effected.

          (n)  The Company covenants and agrees that it shall  not,  at  any time  after  the  Distribution  Date, (i) consolidate with any other Person,

(ii) merge with or into any other  Person  or  (iii)  sell  or  transfer (or permit any Subsidiary to sell or transfer), in one transaction or  a  series of  related  transactions  outside  the  ordinary  course  of  the Company's business, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole)  to any other  Person  or  Persons,  if  at  the  time  of or immediately after such consolidation,  merger  or  sale  there are any rights,  warrants  or  other instruments or securities outstanding  or  agreements  in effect which would substantially diminish or otherwise eliminate the benefits  intended  to  be afforded by the Rights.

          Section  12.   CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF

SHARES.  Whenever an adjustment  is  made  as  provided  in Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate  setting  forth such  adjustment,  and  a  brief  statement of the facts accounting for such adjustment, (b) file with the Rights  Agent and with each transfer agent for the Common Shares a copy of such certificate  and  (c)  mail a brief summary thereof to each holder of a Right Certificate in accordance  with Section 25 hereof.

          Section 13.  CONSOLIDATION, MERGER OR SALE OR TRANSFER  OF  ASSETS

OR  EARNING POWER.  If, directly or indirectly, (a) the Company consolidates with, or merges with and into, any other Person, (b) any Person consolidates with  or  merges with and into the Company and the Company is the continuing or surviving corporation of such merger and, in connection with such merger,

all or part  of the Common Shares are changed into or exchanged for stock or other securities  of  any other Person (or the Company) or cash or any other property or engages in  a  share  exchange  with the Company in which all or part of the Common Shares are changed into or  exchanged  for stock or other securities  of  any  other  Person  or  (c)  the Company sells or  otherwise transfers (or one or more of its Subsidiaries sells or otherwise transfers),

in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a  whole)  to  any Person other than the Company  or  one  or  more  of  its wholly-owned Subsidiaries,  then,  and  in  each such case, proper provision shall  be  made  so  that (i) each holder of a Right  (except  as  otherwise provided herein) shall  thereafter  have  the  right  to  receive,  upon the exercise  thereof  at  a  price  equal  to  the  then current Purchase Price multiplied  by  the  number  of  Common Shares for which  a  Right  is  then exercisable, in accordance with the  terms  of this Agreement and in lieu of

Common Shares, such number of Common Shares of  such other Person (including the Company as successor thereto or as the surviving  corporation)  free and clear  of  any liens, encumbrances, rights of first refusal or other adverse claims, as shall  equal  the  result  obtained  by  (A) multiplying the then current Purchase Price by the number of Common Shares  for  which a Right is then  exercisable and dividing that product by (B) 50% of the  then  current per share market price of the Common Shares of such other Person (determined pursuant  to  Section  11(d)  hereof)  on  the  date of consummation of such consolidation,  merger, sale or transfer; (ii) the  issuer  of  such  Common

Shares shall thereafter  be  liable for, and shall assume, by virtue of such consolidation, merger, sale or  transfer,  all the obligations and duties of the Company under this Agreement; (iii) the  term "Company" shall thereafter be  deemed to refer to such issuer; and (iv) such  issuer  shall  take  such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such  consummation  to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable  upon  the exercise of the Rights.  The Company shall not consummate any such consolidation,  merger,  sale  or transfer until the

Company and such issuer have executed and delivered to the  Rights  Agent  a supplemental  agreement  so providing.  The Company shall not enter into any transaction of the kind referred  to  in  this  Section 13 if at the time of such transaction there are any rights, warrants,  instruments  or securities outstanding  or  any  agreements or arrangements which, as a result  of  the consummation of such transaction,  would eliminate or substantially diminish the benefits intended to be afforded  by the Rights.  The provisions of this

Section 13 shall similarly apply to successive  mergers or consolidations or sales or other transfers.

          Section 14.  FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

          (a)  The  Company  shall not be required  to  issue  fractions  of

Rights or to distribute Right Certificates which evidence fractional Rights.

In lieu of such fractional Rights,  the  Company shall pay to the registered holders  of  the Right Certificates with regard  to  which  such  fractional

Rights would otherwise  be  issuable,  an  amount  in cash equal to the same fraction of the current market value of a whole Right.  For purposes of this

Section  14(a),  the  current  market value of a whole Right  shall  be  the closing price of the Rights for the Trading Day immediately before the date on which such fractional Rights would otherwise have been issuable. The closing price for any day shall be the last sale price, regular  way, or, in case  no  such sale takes place on such day, the average of the closing  bid and asked prices,  regular  way, in either case as reported in the principal consolidated transaction reporting  system with respect to securities listed or admitted to trading on the New York  Stock Exchange or, if the Rights are

not  listed  or  admitted to trading on the  New  York  Stock  Exchange,  as reported in the principal  consolidated  transaction  reporting  system with respect  to securities listed on the principal national securities  exchange on which the  Rights are listed or admitted to trading or, if the Rights are not listed or admitted  to  trading on any national securities exchange, the last quoted price or, if not  so quoted, the average of the high bid and low asked prices in the over-the-counter  market,  as reported by NASDAQ or such other system then in use or, if on any such date  the  Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished  by  a  professional market maker making a market  in  the  Rights selected by the Board  of  Directors of the Company.  If on any such date no such market maker is making  a  market  in the Rights, the fair value of the

Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

          (b)   The Company shall not be  required  to  issue  fractions  of

Common  Shares  upon  exercise  of  the Rights or to distribute certificates

which evidence fractional Common Shares.   If  the  Company  elects to issue

fractions  of  Common  Shares  such  fractions may, at the election  of  the

Company, be evidenced by depositary receipts,  pursuant  to  an  appropriate agreement  between  the  Company  and a depositary selected by it; provided,

that  such  agreement shall provide that  the  holders  of  such  depositary receipts have  all  the rights, privileges and preferences to which they are entitled as beneficial  owners  of  the  Common  Shares  represented by such depositary receipts. In lieu of fractional Common Shares, the Company shall pay to the registered holders of Right Certificates at the time such Rights are  exercised  as  herein  provided  an  amount  in cash equal to the  same

fraction of the current market value of one Common  Share.   For purposes of

this Section 14(b), the current market value of a Common Share  shall be the closing  price  of  a  Common  Share  (as  determined pursuant to the second sentence of Section 11(d)(i) hereof) for the  Trading Day immediately before the date of such exercise.

          (c)  The  holder  of  a  Right  by  the acceptance  of  the  Right expressly  waives  his  right  to  receive  any  fractional  Rights  or  any fractional shares upon exercise of a Right (except as provided above).

          Section 15.  RIGHTS OF ACTION.  All rights of action in respect of this Agreement, excepting the rights of action given  to  the  Rights  Agent under Section 18 hereof, are vested in the respective registered holders  of the  Right Certificates (and, prior to the Distribution Date, the registered holders  of  the  Common  Shares);  and  any  registered holder of any Right

Certificate  (or, prior to the Distribution Date,  of  the  Common  Shares),

without the consent  of the Rights Agent or of the holder of any other Right

Certificate (or, prior to the Distribution Date, of the Common Shares), may,

in his own behalf and  for  his  own benefit, enforce, and may institute and maintain any suit, action or proceeding  against  the Company to enforce, or otherwise act in respect of, his right to exercise  the  Rights evidenced by such Right Certificate in the manner provided in such Right  Certificate and in this Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that  the  holders of  Rights  would  not have an adequate remedy at law for any breach of this

Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

          Section 16.  AGREEMENT OF RIGHT HOLDERS.  Every holder of a Right,

by accepting the same, consents and agrees with  the  Company and the Rights

Agent and with every other holder of a Right that:

          (a)    before the Distribution Date, the Rights  are  transferable only in connection with the transfer of the Common Shares;

          (b)   after  the  Distribution  Date,  the  Right Certificates are transferable only on the registry books of the Rights Agent  if  surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;

          (c)    the  Company  and  the Rights Agent may deem and treat  the person  in whose name the Right Certificate  (or,  before  the  Distribution

Date, the  associated  Common  Shares  certificate)  is  registered  as  the absolute  owner thereof and of the Rights evidenced thereby (notwithstanding any notations  of  ownership  or  writing  on  the Right Certificates or the associated Common Shares certificate made by anyone  other  than the Company or  the Rights Agent) for all purposes whatsoever, and neither  the  Company nor the Rights Agent shall be affected by any notice to the contrary; and

          (d)    notwithstanding anything in this Agreement to the contrary,

neither the Company  nor  the  Rights  Agent shall have any liability to any

Person  as  a  result of its inability to perform  any  of  its  obligations hereunder by reason  of any preliminary or permanent injunction or any other

order,  decree  or  ruling   of   a   court  of  competent  jurisdiction,  a

governmental, regulatory or administrative  agency  or  commission,  or  any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided,  however,  that  the Company must take reasonable measures  to  have  any  such order, decree or ruling  lifted  or  otherwise reversed.

          Section 17.  RIGHT  CERTIFICATE  HOLDER  NOT DEEMED A SHAREHOLDER.

No  holder,  as such, of any Right Certificate shall be  entitled  to  vote,

receive dividends  or  be  deemed  for  any purpose the holder of the Common

Shares or any other securities of the Company  which  may  at  any  time  be issuable  on  the  exercise  of  the  Rights  represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such,  any  of  the rights of a stockholder  of  the  Company  or  any  right  to  vote for the election  of directors  or  upon  any  matter submitted to stockholders  at  any  meeting thereof, or to give or withhold  consent  to  any  corporate  action,  or to receive  notice  of meetings or other actions affecting stockholders (except as provided in Section  25  hereof), or to receive dividends or subscription rights, or otherwise, until the  Right  or  Rights  evidenced  by such Right

Certificate  shall  have  been  exercised  in accordance with the provisions hereof.

          Section 18.  CONCERNING THE RIGHTS  AGENT.   The Company agrees to

pay to the Rights Agent reasonable compensation for all services rendered by it  hereunder  and,  from time to time, on demand of the Rights  Agent,  its reasonable expenses and counsel fees and other disbursements incurred in the administration  and  execution  of  this  Agreement  and  the  exercise  and

performance of its duties  hereunder.   The Company also agrees to indemnify

the Rights Agent, and its officers, agents  and  directors, for, and to hold them  harmless  against,  any loss, liability, or expense  incurred  without gross negligence, bad faith  or willful misconduct on the part of the Rights

Agent, for anything done or omitted  by the Rights Agent or such indemnified

Persons  in  connection  with  the acceptance  and  administration  of  this

Agreement, including the costs and  expenses  of defending against any claim of liability in the premises.

          The Rights Agent shall be protected by the Company and shall incur no liability for or in respect of any action taken,  suffered  or omitted by it in connection with its administration of this Agreement in reliance  upon any  Right  Certificate  or  certificate  for the Common Shares or for other securities of the Company, instrument of assignment  or  transfer,  power of

attorney,   endorsement,  affidavit,  letter,  notice,  direction,  consent,

certificate,  statement  or  other  paper  or  document believed by it to be genuine  and  to  be  signed,  executed  and, where necessary,  verified  or acknowledged, by the proper person or persons,  or otherwise upon the advice of counsel as set forth in Section 20 hereof.

          Section 19.  MERGER OR CONSOLIDATION OR  CHANGE  OF NAME OF RIGHTS

AGENT.  Any corporation into which the Rights Agent or any successor  Rights

Agent  may be merged or with which it may be consolidated or any corporation resulting  from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party or any corporation succeeding to the stock transfer  or  corporate  trust  powers  of  the  Rights  Agent  or any successor Rights Agent shall be the successor to the Rights Agent under this

Agreement without the execution or filing of any paper or any further act on the  part  of any of the parties hereto provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof.  In case at the time such successor Rights Agent shall succeed  to  the  agency  created  by  this  Agreement,  any  of  the  Right

Certificates shall  have  been  countersigned  but  not  delivered, any such successor  Rights  Agent  may adopt the countersignature of the  predecessor

Rights Agent and deliver such  Right  Certificates  so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right

Certificates either in the name of  the  predecessor  Rights Agent or in the name  of  the  successor  Rights  Agent;  and in all such cases  such  Right

Certificates shall have the full force provided  in  the  Right Certificates and in this Agreement.

          In case at any time the name of the Rights Agent  shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and  in  case at that  time  any of the Right Certificates shall not have been countersigned,

the Rights Agent may countersign such Right Certificates either in its prior name or in its  changed  name; and in all such cases such Right Certificates shall have the full force  provided  in  the  Right Certificates and in this

Agreement.

          Section 20.  DUTIES OF RIGHTS AGENT.   The Rights Agent undertakes

the  duties  and obligations imposed by this Agreement  upon  the  following terms and conditions,  by  all of which the Company and the holders of Right

Certificates, by their acceptance thereof, shall be bound:

          (a)  The Rights Agent  may  consult with legal counsel (who may be legal counsel for the Company), and the  opinion  of  such  counsel shall be full and complete authorization and protection to the Rights Agent as to any action  taken  or  omitted by it in good faith and in accordance  with  such opinion.

          (b)  Whenever   in  the  performance  of  its  duties  under  this

Agreement the Rights Agent  shall  deem  it  necessary or desirable that any fact or matter be proved or established by the  Company  prior  to taking or suffering  any action hereunder, such fact or matter (unless other  evidence in respect thereof  be  herein  specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the President and Chief Executive Officer, any Executive or Senior Vice

President,  the  Treasurer  or the Secretary of the Company and delivered to the Rights Agent; and such certificate  shall  be  full authorization to the

Rights Agent for any action taken or suffered in good  faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c)  The Rights Agent shall be liable hereunder to the Company and any  other Person only for its own gross negligence, bad  faith  or  willful misconduct.

          (d)   The Rights Agent shall not be liable for or by reason of any of the  statements of fact or recitals contained in this Agreement or in the

Right Certificates  (except  its countersignature thereof) or be required to verify the same, but all such  statements  and  recitals  are  and  shall be deemed to have been made by the Company only.

          (e)  The  Rights  Agent  shall not be under any responsibility  in respect of the validity of this Agreement  or  the  execution  and  delivery hereof  (except  the due execution hereof by the Rights Agent) or in respect

of  the  validity  or   execution  of  any  Right  Certificate  (except  its

countersignature thereof); nor shall it be responsible for any breach by the

Company of any covenant or  condition  contained in this Agreement or in any

Right  Certificate;  nor  shall it be responsible  for  any  change  in  the exercisability of the Rights  (including  the Rights' becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment  in  the  terms of the Rights

(including the manner, method or amount thereof) provided  for in Section 3,

11, 13, 23 or 24, or the ascertaining of the existence of facts  that  would require  any  such change or adjustment (except with respect to the exercise of Rights evidenced  by  Right  Certificates  after  actual notice that such change  or  adjustment  is required); nor shall it by an  act  hereunder  be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares  will, when issued,

be validly authorized and issued, fully paid and nonassessable.

          (f)  The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged  and  delivered all  such  further  and  other  acts,  instruments  and  assurances  as  may reasonably  be  required  by  the  Rights  Agent  for  the  carrying  out or performing by the Rights Agent of the provisions of this Agreement.

          (g)   The Rights Agent is hereby authorized and directed to accept instructions  with  respect  to the performance of its duties hereunder from any  one of the President and Chief  Executive  Officer,  any  Executive  or

Senior Vice President, the Secretary or the Treasurer of the Company, and to

apply  to  such  officers  for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with  instructions  of  any such officer or for any delay in acting while waiting for those instructions.

          (h)  The Rights Agent and any stockholder,  director,  officer  or employee  of  the Rights Agent may buy, sell or deal in any of the Rights or other securities  of  the  Company  or  become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as  fully and freely as though it were not Rights Agent under this Agreement.

          (i)  The Rights Agent may execute  and  exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights  Agent  shall  not  be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents.

          Section  21.   CHANGE  OF  RIGHTS  AGENT.  The Rights Agent or any

successor Rights Agent may resign and be discharged  from  its  duties under this  Agreement  upon  thirty  (30)  days'  notice in writing mailed to  the

Company and to each transfer agent of the Common  Shares  by  registered  or certified  mail  and to the holders of the Right Certificates by first-class mail.  The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days'  notice  in  writing,  mailed  to the Rights Agent or successor Rights Agent, as the case may be, and to each  transfer  agent  of the  Common  Shares  or Common Shares by registered or certified mail and to the holders of the Right  Certificates  by  first-class mail.  If the Rights

Agent resigns or is removed or otherwise becomes  incapable  of  acting, the

Company shall appoint a successor to the Rights Agent.  If the Company fails to  make  such appointment within a period of thirty (30) days after  giving notice of such  removal  or  after  it  has been notified in writing of such resignation or incapacity by the resigning  or incapacitated Rights Agent or by the holder of a Right Certificate (who shall,  with  such  notice, submit his  Right  Certificate for inspection by the Company), then the  registered holder of any  Right  Certificate  may  apply  to  any  court  of  competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights

Agent,  whether  appointed  by  the  Company or by such a court, shall be  a corporation organized and doing business under the laws of the United States or of any state in good standing, which  is  authorized  under  such laws to exercise  corporate  trust  or  stock  transfer  powers  and  is subject  to supervision  or examination by federal or state authority and which  has  at the time of its  appointment  as Rights Agent a combined capital and surplus of at least $60,000,000.  After  appointment,  the  successor  Rights  Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed;

but the predecessor Rights Agent shall deliver and transfer to the successor

Rights Agent any property at the time held by it hereunder and shall execute and deliver any further assurance, conveyance, act or deed necessary for the

purpose.   Not  later  than  the effective date of any such appointment, the

Company shall file notice thereof  in  writing  with  the predecessor Rights

Agent  and  each transfer agent of the Common Shares or Common  Shares,  and mail a notice  thereof  in  writing  to  the registered holders of the Right

Certificates.  Failure to give any notice  provided  for in this Section 21,

however, or any defect therein, shall not affect the legality or validity of the  resignation or removal of the Rights Agent or the  appointment  of  the successor Rights Agent, as the case may be.

          Section  22.  ISSUANCE OF NEW RIGHT CERTIFICATES.  Notwithstanding

any of the provisions  of  this  Agreement or of the Rights to the contrary,

the  Company may, at its option, issue  new  Right  Certificates  evidencing

Rights  in such form as may be approved by its Board of Directors to reflect any adjustment  or  change  in  the Purchase Price and the number or kind or class of shares or other securities  or property purchasable under the Right

Certificates made in accordance with the provisions of this Agreement.

          Section 23.  REDEMPTION AND TERMINATION.

          (a)  The Board of Directors  of the Company may, at its option, at any time before the earlier of (i) the Close  of  Business  on the tenth day following the Shares Acquisition Date and (ii) the Close of Business  on the

Final Expiration Date, redeem all but not less than all the then outstanding

Rights  at  a  redemption  price  of  $.01  per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof or,  in  the  discretion  of the

Board  of  Directors,  its  equivalent  in  shares  of  the Company's stock,

determined according to the current per share market price of such shares as of the date of redemption (such amount, the "Redemption Price"); provided,

however,  if  at  the  time the Board of Directors of the Company authorizes redemption of the Rights  (i) such authorization occurs on or after the time a Person becomes an Acquiring Person or (ii) such authorization occurs on or after the date of a change  (resulting from a proxy or consent solicitation)

in  a majority of the directors  in  office  at  the  commencement  of  such solicitation  if  any  Person  who is a participant in such solicitation has stated (or, if upon the commencement of such solicitation, a majority of the

Board of Directors of the Company  has  determined  in good faith) that such

Person  (or any of its Affiliates or Associates) intends  to  take,  or  may consider  taking  any action which would result in such Person's becoming an

Acquiring Person, then  in  either  such  event  there  must  be  Continuing

Directors   then   in  office  and  such  authorization  shall  require  the

concurrence of a majority  of  such  Continuing  Directors,  Notwithstanding anything contained in this Agreement to the contrary, the Rights  shall  not be  exercisable  following  an adjustment made pursuant to Section 11(a)(ii)

prior to the expiration of the Company's right of redemption hereunder.

          (b)   Immediately upon the action of the Board of Directors of the

Company ordering the redemption  of  the Rights pursuant to paragraph (a) of this Section 23, and without any further  action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.  The Company shall promptly give public notice of any such redemption; provided, however,

that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption.  Within ten  (10) days after such action of the Board of Directors ordering the redemption  of  the  Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding

Rights at their last addresses as they appear upon the registry books of the

Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein  provided  shall  be  deemed  given, whether or not the holder receives the notice.  Each such notice of redemption  will  state the method by  which  the  payment  of the Redemption Price will be made.  Neither  the

Company nor any of its Affiliates  or  Associates  may  redeem,  acquire  or purchase  for  value  any  Rights  at any time in any manner other than that specifically set forth in this Section  23 or in Section 24 hereof and other than  in  connection  with  the  purchase  of Common  Shares  prior  to  the

Distribution Date.

          Section 24.  EXCHANGE.

          (a)  The Board of Directors of the  Company may, at its option, at any time after any Person becomes an Acquiring  Person, exchange all or part of  the  then outstanding and exercisable Rights (which  shall  not  include

Rights that have become void pursuant to the provisions of Section 11(a)(ii)

hereof) for  Common  Shares  at  an  exchange  ratio of one Common Share per

Right, appropriately adjusted to reflect any stock  split, stock dividend or similar  transaction  occurring after the date hereof (such  exchange  ratio being hereinafter referred to as the "Exchange Ratio").  Notwithstanding the foregoing, the Board of  Directors  shall  not  be  empowered to effect such exchange  at  any  time  after  any  Person  (other  than the  Company,  any

Subsidiary of the Company, any employee benefit plan of  the  Company or any such Subsidiary, or any entity holding Common Shares for or pursuant  to the terms  of  any  such  plan  or  any  Person who, or which, together with all

Affiliates and Associates of such Person,  has  notified the Company that he or  it is the Beneficial Owner of 15% or more of the  Common  Stock  of  the

Company  as  of  the  date  of  this  Agreement until and unless such Person acquires  additional  Common  Shares),  together  with  all  Affiliates  and

Associates of such Person, becomes the Beneficial  Owner  of  50% or more of the Common Shares then outstanding.

          (b)   Immediately upon the action of the Board of Directors of the

Company  ordering  the exchange of any Rights pursuant to paragraph  (a)  of this Section 24 and  without  any further action and without any notice, the right to exercise such Rights shall  terminate and the only right thereafter of a holder of such Rights shall be to  receive  a  number  of Common Shares equal  to  the number of such Rights held by such holder multiplied  by  the

Exchange Ratio.   The  Company shall promptly give public notice of any such exchange; provided, however,  that  the  failure  to give, or any defect in,

such  notice  shall not affect the validity of such exchange.   The  Company

promptly shall  mail  a notice of any such exchange to all of the holders of such Rights at their last  addresses  as they appear upon the registry books of  the Rights Agent.  Any notice which  is  mailed  in  the  manner  herein provided  shall  be  deemed  given,  whether  or not the holder receives the notice.  Each such notice of exchange will state  the  method  by  which the exchange of the Common Shares for Rights will be effected and, in the  event

of any partial exchange, the number of Rights which will be exchanged.   Any

partial  exchange  shall  be effected pro rata based on the number of Rights

(other than Rights which have  become  void  pursuant  to  the provisions of

Section 11(a)(ii) hereof) held by each holder of Rights.

          (c)    In  the  event that there are not sufficient Common  Shares authorized but unissued to  permit any exchange of Rights as contemplated in accordance with this Section  24,  the Company shall take all such action as may be necessary to authorize additional  Common  Shares  for  issuance upon exchange of the Rights.

          (d)    The  Company  shall  not be required to issue fractions  of

Common Shares or to distribute certificates which evidence fractional Common

Shares.  In lieu of such fractional Common  Shares, the Company shall pay to the registered holders of the Right Certificates  with  regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to  the same fraction of the current market value of a whole  Common  Share.

For the  purposes of this paragraph (e), the current market value of a whole

Common Share  shall  be  the  closing price of a Common Share (as determined pursuant to the second sentence  of Section 11(d)(i) hereof) for the Trading

Day immediately prior to the date of exchange pursuant to this Section 24.

          Section 25.  NOTICE OF CERTAIN EVENTS.

          (a)  If the Company proposes  (i)  to  pay any dividend payable in stock of any class to the holders of its Common Shares  or to make any other distribution  to  the  holders  of its Common Shares (other than  a  regular quarterly cash dividend), (ii) to  offer to the holders of its Common Shares rights or warrants to subscribe for  or  to  purchase  any additional Common

Shares  or shares of stock of any class or any other securities,  rights  or options,  (iii)  to  effect any reclassification of its Common Shares (other than a reclassification involving only the subdivision of outstanding Common

Shares), (iv) to effect  any  consolidation  or  merger  into or with, or to effect  any  sale  or  other  transfer  (or  to  permit one or more  of  its

Subsidiaries  to  effect  any  sale  or  other transfer),  in  one  or  more transactions, of 50% or more of the assets  or  earning power of the Company and its Subsidiaries (taken as a whole) to, or to engage in a share exchange with any other Person in which all or part of the  Common Shares are changed into or exchanged for stock or securities of, any other  Person,  or  (v) to effect  the liquidation, dissolution or winding up of the Company, then,  in each  such  case,  the  Company  shall  give  to  each  holder  of  a  Right

Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution  of  rights or warrants, or the date on which such

reclassification,  consolidation,   merger,   sale,  transfer,  liquidation,

dissolution, or winding up is to take place and  the  date  of participation therein  by  the  holders of the Common Shares, if any such date  is  to  be fixed, and such notice  shall  be so given in the case of any action covered by clause (i) or (ii) above at least  ten (10) days prior to the record date for determining holders of the Common Shares  for  purposes  of such action,

and  in the case of any such other action, at least ten (10) days  prior  to the date  of the taking of such proposed action or the date of participation therein by the holders of the Common Shares, whichever shall be the earlier.

          (b)  If  the  event  set forth in Section 11(a)(ii) hereof occurs,

then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance  with  Section  26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences  of  such  event  to holders of Rights under Section  11(a)(ii)

hereof.

          Section 26.  NOTICES.   Notices  or  demands  authorized  by  this

Agreement  to  be  given or made by the Rights Agent or by the holder of any

Right Certificate to  or  on the Company shall be sufficiently given or made if  sent by first-class mail,  postage  prepaid,  addressed  (until  another address is filed in writing with the Rights Agent) as follows:

               Community Financial Group, Inc.
               401 Church Street
               Nashville, Tennessee 37219
               Attention: President & CEO


Subject  to  the  provisions  of  Section  21  hereof,  any notice or demand authorized by this Agreement to be given or made by the Company  or  by  the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid,

addressed (until another address  is  filed in writing with the Company), as follows:

               Registrar and Transfer Company
               10 Commerce Drive
               Cranford, New Jersey 07016-3572
               Attention: Margaret A. Villani

Notices or demands authorized by this Agreement  to  be given or made by the

Company or the Rights Agent to the holder of any Right  Certificate shall be sufficiently  given  or  made if sent by first-class mail, postage  prepaid,

addressed to such holder at  the  address  of  such  holder  as shown on the registry books of the Company.

          Section 27.  SUPPLEMENTS AND AMENDMENTS.  Before the  Distribution

Date,  the  Company  and  the Rights Agent shall, if the Company so directs,

supplement or amend any provision  of this Agreement without the approval of any holders of Common Shares.  From  and  after  the  Distribution Date, the

Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders  of  Rights  (i) to cure  any  ambiguity,  (ii) to correct or supplement any provision contained herein which may be defective  or  inconsistent  with  any  other provisions herein,  (iii)  to  shorten  or  lengthen  any time period hereunder  (which shortening or lengthening, following the first  occurrence  of  an event set forth in clauses (i) and (ii) of the first proviso to Section 23(a)  hereof,

shall  be effective only if there are Continuing Directors and shall require the concurrence  of  a  majority  of  such Continuing Directors), or (iv) to change  or  supplement the provisions hereunder  in  any  manner  which  the

Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights (other than an Acquiring Person or an

Affiliate or  Associate  of  an  Acquiring  Person)  so  long as the duties,

liabilities  and  indemnification  of  the  Rights  Agent are not  effected;

provided, however, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights  may  be redeemed at such time as the Rights are not then redeemable or (B) any other  time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or

the benefits to, the holders of Rights.   Upon the delivery of a certificate

from an appropriate officer of the Company  which  states  that the proposed supplement or amendment is in compliance with the terms of this  Section 27,

the Rights Agent shall execute such supplement or amendment.

          Section 28.  SUCCESSORS.  All the covenants and provisions of this

Agreement  by  or  for the benefit of the Company or the Rights Agent  shall bind and inure to the  benefit  of  their  respective successors and assigns hereunder.

          Section  29.   BENEFITS  OF  THIS  AGREEMENT.    Nothing  in  this

Agreement shall be construed to give to any person or corporation other than the  Company,  the  Rights  Agent  and the registered holders of  the  Right

Certificates (and, prior to the Distribution  Date,  the  Common Shares) any legal  or  equitable right, remedy or claim under this Agreement;  but  this

Agreement shall  be  for  the sole and exclusive benefit of the Company, the

Rights Agent and the registered  holders  of  the  Right  Certificates (and,

prior to the Distribution Date, the Common Shares).

          Section  30.  SEVERABILITY.  If any term, provision,  covenant  or restriction of this  Agreement  is held by a court of competent jurisdiction or other authority to be invalid,  void  or  unenforceable, the remainder of the terms, provisions, covenants and restrictions  of  this  Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          Section  31.   GOVERNING  LAW.   This  Agreement  and  each  Right

Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Tennessee and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

          Section 32.  COUNTERPARTS.  This Agreement may be executed  in any number  of counterparts and each of such counterparts shall for all purposes be deemed  to  be  an  original,  and  all  such counterparts shall together constitute but one and the same instrument.

          Section 33.  DESCRIPTIVE HEADINGS.   Descriptive  headings  of the

several  Sections  of  this  Agreement are inserted for convenience only and shall not control or affect the  meaning  or  construction  of  any  of  the provisions hereof.

          IN  WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed  and  attested,  all  as of the day and year first above written.



                                   COMMUNITY FINANCIAL GROUP, INC.
Attest:


By  JOAN MARSHALL                  By  MACK LINEBAUGH
    Title: Corporate Secretary     Title: President & CEO


                                   REGISTRAR AND TRANSFER COMPANY
Attest:


By WILLIAM P. TATLER                By MARGARET A. VILLANI
    Title: Vice President           Title: Vice President
           Assistant Secretary

                                                       EXHIBIT   A

                     Form of Right Certificate

Certificate No. R-                                     ____ Rights

          NOT EXERCISABLE AFTER FEBRUARY 4, 2008 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $ 0.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE SHAREHOLDERS RIGHTS AGREEMENT.


                         Right Certificate

                  COMMUNITY FINANCIAL GROUP, INC.

          This certifies that _________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Shareholders Rights Agreement dated as of January 21, 1998 (the 'Shareholders Rights Agreement") between Community Financial Group, Inc., a Tennessee corporation (the "Company"), and Registrar and Transfer Company (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Shareholders Rights Agreement) and before 5:00 P.M., Nashville, Tennessee time, on February 4, 2008, at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one fully paid, non-assessable share of the Company's Common Stock ("Common Share"), at a purchase price of $55.00 per Common Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of Common Shares which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of January 21, 1998, based on the Common Shares as constituted at such date. As provided in the Shareholders Rights Agreement, the Purchase Price and the number of Common Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

          This Right Certificate is subject to all of the terms, provisions and conditions of the Shareholders Rights Agreement,, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Shareholders Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company, its officers and directors and the holders of the Right
Certificates. Copies of the Shareholders Rights Agreement are on file at the principal executive offices of the Company and the principal office of the Rights Agent.

          This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Shareholders Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right payable in cash or in stock of the Company or (ii) may be exchanged by the Company in whole or in part for Common Shares, no par value.

          At the Company's option, fractional Common Shares may be issued upon the exercise of any Right or Rights evidenced hereby which may, at the election of the Company, be evidenced by depositary receipts. If fractional Common Shares are not issued, a cash payment will be made in lieu thereof, as provided in the Shareholders Rights Agreement.

          No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Shareholders Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Shareholders Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Shareholders Rights Agreement.

          This Right Certificate shall not be valid or obligatory for any purpose until it is countersigned by, the Rights Agent.

          WITNESS the facsimile signature of the authorized officers of the Company.

Dated as of ____________________, ____.

ATTEST:                            COMMUNITY FINANCIAL GROUP, INC.


                                   By:


Countersigned:

REGISTRAR AND TRANSFER COMPANY


By:
     Authorized Signature

             Form of Reverse Side of Right Certificate


                        FORM OF ASSIGNMENT

               (To be executed by the registered holder if such holder desires to transfer the Right
               Certificate.)

          FOR VALUE RECEIVED
hereby sells, assigns and transfers unto

 (PLEASE PRINT NAME AND ADDRESS OF TRANSFEREE)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________ Attorney, to transfer the within Right
Certificate on the books of the within-named Company, with full power of substitution.

Dated:  ________________, ____


                              Signature

Signature Guaranteed:

          Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.


          The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Shareholders Rights Agreement).


                             Signature

                   FORM OF ELECTION TO PURCHASE

               (To  be executed if holder desires to exercise
               Rights represented by the Right Certificate.)

To COMMUNITY FINANCIAL GROUP, INC.

          The undersigned hereby irrevocably elects to exercise ____________________ Rights represented by this Right Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such Common Shares be issued in the name of:

Please insert social security
or other identifying number


                  (Please print name and address)


If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number


                  (Please print name and address)



Signature Guaranteed:

          Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

          The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Shareholders Rights Agreement).


                             Signature


                              NOTICE

          The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

          In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Shareholders Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                         EXHIBIT B


                   SUMMARY OF RIGHTS TO PURCHASE
                           COMMON SHARES


          On January 21, 1998, the board of directors of Commnity Financial Group, Inc. (the "Company") declared a dividend of one common share purchase right (a "Right") for each outstanding share of common stock, no par value (the "Common Shares"), of the Company. The dividend is payable on February 5, 1998 (the "Record Date"), to the shareholders of record on that date. Each Right entitles the registered holder to purchase from the Company one share of the Company's Common Stock ("Common Share") at a price of $55.00 per Common Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Shareholders Rights Agreement (the "Shareholders Rights Agreement") between the Company and Registrar and Transfer Company, as Rights Agent (the "Rights Agent").

          Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Common Shares without the prior approval of the board of directors, including a majority of "Continuing Directors," as that term is defined in the Shareholders Rights Agreement, or (ii) 10 business days (or such later date as may be determined by action of the board of directors before such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto.

          The Shareholders Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Shareholders Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

          The Rights are not exercisable until the Distribution Date. The Rights will expire on February 4, 2008 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

          The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares with a conversion price, less than the then-current market price of the Common Shares or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above).

          The number of outstanding Rights and the number of Common Shares issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, before the Distribution Date.

          If the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will from the date of the first public announcement of the Acquiring Person's acquisition have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right or, if there is an insufficient number of authorized and unissued Common Shares to allow the full exercise of the Rights, a package of other securities or property of the Company and/or cash which the board of directors determines with the advice of an investment banking firm to be equivalent to such number of Common Shares.

          At any time after any Person becomes an Acquiring Person and before the acquisition by such person or group of 50% or more of the outstanding Common Shares, the board of directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share, per Right (subject to adjustment).

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. At the Company's option, fractional Common Shares may be issued which may, at the election of the Company, be evidenced by depositary receipts. If fractional Common Shares are not issued, an adjustment in cash will be made in lieu thereof based on the market price of the Common Shares on the last trading day before the date of exercise.

          At any time before the close of business ten days after the date of the first public announcement of the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Common Shares, the board of directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"), payable in cash or in shares of the Company's stock. If, however, there is an Acquiring Person at the time, a majority of Continuing Directors must concur in the redemption of the Rights. The redemption of the Rights may be made effective at such time on such basis with such conditions as the board of directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          The terms of the Rights may be amended by the board of directors of the Company without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) the sum of .001% plus the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as there is an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

          A copy of the Shareholders Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated ________________, 1998. A copy of the Shareholders Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Shareholders Rights Agreement, which is hereby incorporated herein by reference.